UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ROKK3R INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ROKK3R INC.

2121 NW 2nd Avenue #203

Miami, Florida 33127

Telephone (305) 259-6637

Dear Stockholder:

We are writing to advise you that the Board of Directors (the “Board”) of Rokk3r Inc. (“Rokk3r” or the “Company”) approved, and Rokk3r Labs, LLC, the holder of a majority of our outstanding common stock, as well as certain other stockholders of the Company (the “Consenting Stockholders”), executed a written consent approving a 200-for-1 Reverse Stock Split of the Company’s Common Stock (the “Reverse Stock Split”).

The Reverse Stock Split was approved by our Board on March 13, 2020, and the Consenting Stockholders approved these actions by written consent in lieu of a special meeting on March 13, 2020 (the “Written Consent”) in accordance with the relevant sections of the Nevada Revised Statutes.

Additionally, the Reverse Stock Split is subject to FINRA approval, of which there are no assurances when and if FINRA will provide such approval.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of record on March 16, 2020 (the “Record Date”) of the Reverse Stock Split taken by the Consenting Stockholders in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The Reverse Stock Split will become effective as soon as possible, but not sooner than 20 days following the date that the accompanying information statement is first mailed to our stockholders. The information statement is first mailed to you on or about _________, 2020. The accompanying information statement also constitutes notice under Section 78.320 of the Nevada Revised Statutes that the Reverse Stock Split was approved by Written Consent of the Consenting Stockholders.

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE REVERSE STOCK SPLIT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

The date of this information statement is , 2020.

By Order of the Board of Directors,

/s/ Nabyl Charania
Nabyl Charania
Chief Executive Officer

2

ROKK3R INC.

2121 NW 2nd Avenue #203

Miami, Florida 33127

Telephone (305) 259-6637

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OFSTOCKHOLDERS OF ROKK3R INC.

This information statement is being furnished to the stockholders of Rokk3r Inc. (the “Company”) in connection with the written consent in lieu of a special meeting (the “Written Consent”) by Rokk3r Labs LLC, the holder of a majority of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”), to adopt and approve a 200-for-1 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”). The following actions will be taken pursuant to the Written Consent:

1. On or about the 20th day following the mailing of this information statement, the Company will effect a 200-for-1 Reverse Stock Split of the Company’s Common Stock.

2. On or about the 20th day following the mailing of this information statement, Securities Transfer Corporation will process a Reverse Stock Split of the Company’s Common Stock at the rate of 200-for-1, whereby every 200 shares of the Company’s existing Common Stock will be combined and converted into one share of new Rokk3r Common Stock. No fractional shares will be issued, and:

•	Stockholders who hold fewer than 200 shares of existing Common Stock on the Effective Date will receive cash in the amount of $0.64 per share of existing pre-reverse split Common Stock.

•	Stockholders who hold more than 200 shares of existing Common Stock on the Effective Date will receive:

− one share of new Common Stock for each 200 shares of existing Common Stock held on the Effective Date; and

− cash in lieu of any fractional share of new Common Stock that such holder would otherwise be entitled to receive on the basis of $0.64 per share of existing Common Stock.

3. All stock certificates evidencing ownership of the Company’s outstanding Common Stock immediately prior to the Reverse Stock Split will be deemed for all purposes to represent (a) a claim for cash payment in lieu of a fractional share of new Rokk3r Common Stock and/or (b) new certificates representing the number of shares of new Rokk3r Common Stock that will result from the Reverse Stock Split, whether or not the certificates representing existing Rokk3r Common Stock are surrendered for exchange.

These items are described in detail in the enclosed information statement, which is incorporated by reference and made part of this notice.

By Order of the Board of Directors,

/s/ Nabyl Charania
Nabyl Charania
Chief Executive Officer and Director

3

4

SUMMARY TERM SHEET

The following summary term sheet provides an overview of the material matters that are presented in this information statement. This summary term sheet should be read in conjunction with the full text of this information statement and the appendices attached hereto. EACH STOCKHOLDER IS URGED TO READ THE ENTIRE INFORMATION STATEMENT AND APPENDICES WITH CARE. In this information statement, the terms “the Company”, “Rokk3r”, “we,” “us,” “our,” and similar terms refer to Rokk3r Inc., a Nevada corporation, having its principal executive offices 2121 NW 2nd Avenue #203, Miami, Florida 33127, Telephone (305) 259-6637. This information statement is first being sent or delivered to the Company’s stockholders on or about _____________, 2020.

The Reverse Stock Split

On or about the 20th day following the mailing of this information statement, Rokk3r Inc., a Nevada corporation (the “Company”) will effect a 200-for-1 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as unanimously approved by the Board and the holders of a majority of the Company’s outstanding shares of Common Stock.

Each holder of record on the date of effectiveness of the Reverse Stock Split will be entitled to receive one share of new Common Stock for every 200 shares of existing Common Stock held by that person.

No fractional shares will be issued in connection with the Reverse Stock Split.

•	Stockholders who hold fewer than 200 shares of existing Common Stock on the Effective Date, or the Effective Date, will receive cash in the amount of $0.64 per share of existing pre-reverse split Common Stock and will cease to be stockholders of Rokk3r after the Reverse Stock Split. The amount of cash each holder of fractional common stock will receive will be calculated by multiplying the number of shares of existing Common Stock held by the stockholder on the Effective Date times $0.64.

•	Stockholders who hold more than 200 shares of existing Common Stock on the Effective Date will receive:

− one share of new common stock for each 200 shares of existing Common Stock held on the Effective Date; and

− cash in lieu of any fractional share of new Common Stock that such holder would otherwise be entitled to receive on the basis of $0.64 per share of existing Common Stock. For detailed information concerning the terms and provisions of the Reverse Stock Split, see “Special Factors.”

5

Effect of the Reverse Stock Split on the Company’s Existing Common Stockholders

The Company currently has 106,834,926 shares of Common Stock issued and outstanding. As of March 13, 2020, we had identified 335 non-objecting beneficial owners of the Company’s Common Stock. Of these:

•	255 stockholders currently hold fewer than 200 shares of Common Stock; and

•	80 stockholders currently hold more than 200 shares of Common Stock.

Based on the aggregate number of stockholders of record of the Company’s Common Stock, and the number of stockholders of more than 200 shares of the Company’s Common Stock, we estimate that, following the Reverse Stock Split, there will be approximately 554,454 shares of new Common Stock issued and outstanding held by approximately 80 stockholders. For additional information concerning the effect of the Reverse Stock Split on Company stockholders, see “Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 200 Shares of the Company’s Common Stock in a Single Account,” “Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 200 or More Shares of the Company’s Common Stock in a Single Account,” “Special Factors-Effects of the Reverse Stock Split on Affiliated Stockholders,” “Special Factors-Effects of the Reverse Stock Split on Company Affiliates’ Interests in the Company’s Net Book Value and Net Loss” and “Special Factors-General Examples of Potential Effects of the Reverse Stock Split.”

Termination of The Company’s SEC Reporting Obligations After the Reverse Stock Split

Following the completion of the Reverse Stock Split and the filing of a Form 15 with the Securities and Exchange Commission, or the SEC, the registration of the Company’s Common Stock, as well as its duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will terminate and the Company’s Common Stock will no longer be publicly-traded on the OTCPK bulletin board. The Company will continue operations as a non-reporting private corporation. The Company’s duty to file reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act is sometimes referred to herein as the “registration and periodic reporting obligations.” For detailed information concerning the purpose, reasons for and effect of the Reverse Stock Split, see “Special Factors.”

Interests of the Company’s Directors and Executive Officers in the Reverse Stock Split

The Company’s board of directors (the “Board”) and executive officers may have interests in the Reverse Stock Split that are or may be different from, or in addition to, your interests as a Company stockholder:

•	Jeffrey S. Ransdell, German Montoya and Nabyl Charania currently own more than 200 shares of the Company’s Common Stock and, therefore, expect to continue as stockholders of the Company after the implementation of the Reverse Stock Split.

•	Unlike stockholders who own fewer than 200 shares of the Company’s Common Stock on the Effective Date, Jeffrey S. Ransdell, German Montoya and Nabyl Charania will have the opportunity to participate in the potential upside of any increase in the value of the Company’s Common Stock after the Reverse Stock Split.

•	The Company expects each director and executive officer to retain their respective current positions as directors or executive officers of the Company following the Reverse Stock Split, although they are not obligated to do so.

6

Each of the Company’s directors and executive officers will receive the same cash consideration as unaffiliated stockholders for fractional shares of common stock to which they would be entitled as a result of the Reverse Stock Split. For detailed information concerning the interests of the Company’s directors and executive officers in the Reverse Stock Split, see “Special Factors – Interests of the Company’s Directors and Executive Officers in the Reverse Stock Split.”

Reports, Opinions and Appraisals

•	The Board did not obtain a report as to the fairness of the consideration to be received by holders of common stock who would otherwise hold fractional shares immediately following the Reverse Stock Split. However, the Board determined that the proposed cash payment of $0.64 per pre-split share, which represents a 42% premium to the 90-day average closing price prior to the Record Date to stockholders whose shares will be cashed out, is substantively and procedurally fair, in form and from a financial point of view, to all of the Company’s unaffiliated stockholders, including those whose shares will be cashed out and those who continue to be stockholders of the Company. For additional information, see “Special Factors-Factors Considered by the Board as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split” and “Special Factors - Reports, Opinions and Appraisals.”

•	The Company has not required the approval of the Reverse Stock Split by the holders of a majority of its unaffiliated stockholders. For additional information, see “Special Factors-Factors Considered by the Board as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

•	The Company has not appointed a special committee of independent directors or other unaffiliated persons to determine the fairness of the terms of the Reverse Stock Split. For additional information concerning the appointment of a special committee, see “Special Factors-Factors Considered by the Board as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

•	The Company does not intend to appoint any representative (or appoint an unaffiliated representative) to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the transaction described in this information statement or preparing a report concerning the fairness of the Reverse Stock Split. For additional information concerning the appointment of an unaffiliated representative to act on behalf of unaffiliated stockholders, see “Special Factors-Factors Considered by the Board as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split.”

7

Determination of the Company’s Board of Directors

The Board unanimously determined that the Reverse Stock Split is substantively and procedurally fair to, and in the best interests of, its unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company. The Board made this determination after careful consideration of several factors relating to:

•	The fairness of the Reverse Stock Split;

•	The cash consideration to be paid to stockholders who would otherwise be entitled to receive a fractional share of new Company Common Stock as a result of the Reverse Stock Split; and

•	The benefits and consequences of the Reverse Stock Split.

For additional information concerning the Board’s approval of the Reverse Stock Split, see “Special Factors-Background of the Reverse Stock Split; Alternatives Considered by the Board of Directors,” “Special Factors-Reasons for the Reverse Stock Split,” “Special Factors-Factors Considered by The Board as to the Fairness of the Reverse Stock Split,” and “Special Factors-Position of the Company Regarding the Fairness of the Reverse Stock Split.”

Reservation of Right to Abandon the Reverse Stock Split

The Board has retained the right to abandon the Reverse Stock Split, even though approved by the Board and Company stockholders, if the Board determines prior to the Effective Date that the Reverse Stock Split is not then in the Company’s best interests or the best interests of the Company’s stockholders.

Among the circumstances the Board may consider in reaching a decision to abandon the Reverse Stock Split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300. For additional information concerning the Board’s right to abandon the Reverse Stock Split, see “Special Factors-Reservation of Right to Abandon the Reverse Stock Split.”

Stockholder Approval

•	Section 320 of Chapter 78 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

•	On the Record Date for notice of action by written consent of the Company’s stockholders included at the beginning of this information statement, the Company had 106,834,926 shares of Common Stock outstanding, each of which was entitled to one vote.

8

•	The Company’s directors and executive officers beneficially own an aggregate of 87.98% of its issued and outstanding stock as follows: (i) Jeffrey S. Ransdell, a director, beneficially owns approximately 9.61% of the Company’s issued and outstanding stock, and (ii) entities controlled by German Montoya, a director and the Company’s Chief Strategy Officer, and Nabyl Charania, a director and the Company’s Chief Executive Officer, own approximately 78.37% of the Company’s issued and outstanding stock.

•	Pursuant to Chapter 78 of the NRS, the Company is delivering notice of action by written consent of its stockholders to stockholders of record as of the close of business on March 16, 2020.

•	No further stockholder vote, action or consent is necessary, and there will not be a special meeting of stockholders.

Dissenters’ Rights

Under applicable Nevada law, stockholders are not entitled to dissenters’ rights in connection with the Reverse Stock Split (and the Company will not independently provide stockholders with any such right) unless holders of greater than 1% of the Company’s outstanding shares elect to receive cash in lieu of their shares. The Company does not believe that holders of greater than 1% of its outstanding shares will cash out their holdings in connection with the Reverse Stock Split.

Source of Funds for the Reverse Stock Split

The Company has cash on hand that will be sufficient to pay out the approximately $20,000 it estimates will be required for the fractional shares resulting from the Reverse Stock Split.

Effect on the Company’s Business

The Reverse Stock Split is not expected to have an immediate effect on the Company’s current business plan or operations, except for the anticipated cost and employee time savings associated with termination of the Company’s public company registration and periodic reporting obligations and the approximate amount of $20,000 of cash that will be spent to effectuate the Reverse Stock Split. The Company anticipates that as a private entity, it will have increased access to funds and any such funds that the Company receives could expand its business. For more information, see “Special Factors – Reasons for the Reverse Stock Split,” and “Special Factors – Effects of the Reverse Stock Split on the Company.”

Trading of Common Stock

•	The Company’s Common Stock is traded over-the-counter on the OTCPK market maintained by the OTC Markets Group Inc. under the symbol “ROKK.”

•

On March 11, 2020, shortly before the public announcement of the proposed Reverse Stock Split, the average ask price and average bid price for the Company’s common stock were $0.35 and $0.14, respectively.

•	The average trading volume of the Company’s Common Stock in the 90 days prior to March 11, 2020 was 4,531 shares per day and the daily dollar volume during such period was approximately $1,271.

9

Material Federal Income Tax Consequences

The Company believes the Reverse Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes, which will result in no material federal income tax consequences to the Company. Depending on your individual situation, the Reverse Stock Split may give rise to certain income tax consequences. For additional information concerning the potential federal income tax consequences of the Reverse Stock Split, see “Special Factors-Certain Material Federal Income Tax Consequences.”

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse Stock Split that may not be addressed in the summary above. These questions and answers may not include all the information that is important to you. We urge you to read carefully this entire information statement, including the appendices hereto.

Q: When will the Reverse Stock Split be effective?

A. The Reverse Stock Split will become effective after completion of regulatory review by the Financial Industry Regulatory Authority and SEC and approximately twenty (20) days after the mailing of this information statement to stockholders, which mailing was first made on or about _________, 2020. (the “Effective Date”).

Q: When will the Company cease to be an SEC reporting public company?

A. The registration of the Company’s Common Stock under the Exchange Act will be terminated upon the filing of a Form 15 with the SEC, which the Company will do as promptly as possible. After the Form 15 is filed with and accepted by the SEC, the registration of the Company’s Common Stock, as well as the Company’s duty to file reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act, will terminate and the Company’s Common Stock will no longer be publicly-traded on the OTCPK.

The Reverse Stock Split, the filing of Form 15 and the resulting termination of the registration of the Company’s Common Stock and the termination of the Company’s duty to file reports with the SEC are sometimes referred to collectively in this information statement as the “going private” transaction.

10

Q: What are some of the advantages of the Reverse Stock Split?

A. The Board believes that the Reverse Stock Split will have the following advantages, among others:

•	Terminating the registration of the Company’s Common Stock will eliminate the expenses, time and effort related to the Company’s registration and periodic reporting obligations under the Exchange Act, as well as the related stockholder servicing expenses associated with being an SEC reporting company and subject the Sarbanes-Oxley Act of 2002, which are estimated to be in excess of $900,000 annually.

•	Providing complete liquidity for the Company’s unaffiliated stockholders holding fewer than 200 shares and partial liquidity for other unaffiliated stockholders where liquidity has been lacking in the market, and doing so at a fair price through a transaction in which unaffiliated stockholders may be eligible to receive capital gains tax treatment for any realized gains, and avoid paying brokerage commissions and fees;

•	Allowing the Company’s officers and employees to focus exclusively on business goals and objectives; and

•	Providing access to potential investors that do not invest in publicly held companies.

For additional information concerning the advantages of the Reverse Stock Split and alternatives to the Reverse Stock Split considered by the Board, see “Special Factors – Background of the Reverse Stock Split; Alternatives Considered by the Board” and “Special Factors – Reasons for the Reverse Stock Split.”

Q: What are some of the disadvantages of the Reverse Stock Split?

A. The Board believes that the Reverse Stock Split will have the following disadvantages, among others:

•	Stockholders owning fewer than 200 shares of the Company’s Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out and will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in the Company’s value.

11

•	Stockholders remaining in the Company following the Reverse Stock Split will no longer have available all of the information regarding the Company’s operations and results that is currently available in its filings with the SEC. As a result of the Reverse Stock Split and resulting termination of the Company’s registration and periodic reporting obligations, it will no longer prepare or file with the SEC, among other things, annual reports on Form 10-K or quarterly reports on Form 10-Q. As a result, Company stockholders will no longer be provided, among other things:

−	quarterly financial information;

−	information concerning the Company’s properties, assets and business;

−	management’s annual and quarterly reports on the Company’s financial condition, results of operations and liquidity and capital resources;

−	information concerning the Company’s directors and executive officers and their compensation, stock ownership and transactions in the Company’s Common Stock;

−	information concerning the stock ownership of the Company’s principal stockholders;

−	information concerning, and copies of, the Company’s corporate and organizational documents and material contracts and agreements; and

−	information concerning material transactions that the Company enters into.

The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in the Company after the Reverse Stock Split.

•	The Company anticipates that it will no longer prepare proxy materials for its annual meetings of stockholders, and its stockholders may elect to act by written consent of stockholders in lieu of holding annual meetings of stockholders. The Company will no longer be subject to the liability provisions of the Exchange Act, and will no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002, and its officers will no longer be required to certify the accuracy of the Company’s financial statements.

•	Following the Reverse Stock Split, the Company’s remaining stockholders will no longer be able to trade the Company’s Common Stock on the over the OTCPK, the effect of which is a loss of liquidity.

•	The Company will be less likely to be able to use stock to acquire other companies; and it will be more difficult for the Company to access the public equity markets.

•	For additional information concerning the disadvantages of the Reverse Stock Split, see “Special Factors – Factors Considered by the Board as to the Fairness of the Reverse Stock Split-Substantive Factors Disfavoring the Reverse Stock Split” and “– Procedural Factors Disfavoring the Reverse Stock Split.”

Q: The Company has been publicly held for several years; what are some of the reasons for “going private” now?

A. The Board believes the Company currently derives no material benefit from its public company status. In addition to the direct financial burden from being a public company, the thin trading market in its Common Stock has not provided liquidity to the Company’s stockholders, nor does the Company expect that it will be able to use its stock as currency for acquisitions or other transactions in the future. The Company is pursuing financing opportunities with potential investors that would not invest in a public company, although to date we have not entered into any binding agreements with such potential investors. These factors, combined with the implementation costs and ongoing expenses to be incurred by the Company during 2020 related to the internal controls requirements of Section 404 of the Sarbanes-Oxley Act of 2002, led the Board to conclude that the Company should terminate its public company status.

12

Q: What are some of the factors supporting the Board’s determination to approve the Reverse Stock Split?

A. The Board based its determination to approve the Reverse Stock Split on several factors. Importantly, the Board considered the relative advantages and disadvantages discussed below and under “Special Factors – Background of the Reverse Stock Split; Alternatives Considered by the Board.” “– Reasons for the Reverse Stock Split.” “– Factors Considered by the Board as to the Fairness of the Reverse Stock Split” and “– Position of the Company Regarding the Fairness of the Reverse Stock Split.” The Board also considered certain other factors, including:

•	The Board’s discussions and conclusions about the fairness of the pre-split share price of $0.64 to be paid for fractional shares to unaffiliated stockholders owning fewer than 200 shares or a number of shares not evenly divisible by 200.

•	The projected tangible and intangible cost savings to the Company by terminating its public company status.

•	Attempts by Company stockholders to achieve liquidity in the existing trading market would be frustrated due to the low average daily trading volume of The Company’s Common Stock on the OTCPK. Only a small number of shares could be purchased or sold on the OTCPK without the risk of significantly increasing or decreasing the trading price.

Q: What is the total cost of the Reverse Stock Split to the Company?

A. The Company estimates that the total cost of the Reverse Stock Split will be approximately $60,000 approximately $20,000 to cash out fractional shares, approximately $30,000 in legal and accounting fees, approximately $3000 related to the mailing of this information statement, approximately $5,000 for the exchange agent and $2,000 in other costs and expenses to effect the Reverse Stock Split. This total amount could be larger or smaller if the estimated number of fractional shares that will be outstanding after the Reverse Stock Split changes as a result of purchases or sales of Common Stock by unaffiliated stockholders.

Q: Why didn’t the Board form a committee of disinterested (or unaffiliated) directors to approve the Reverse Stock Split or require the approval of the holders of a majority of shares which are unaffiliated with the Board or management?

A. The Board considered whether, and determined not, to form a committee of disinterested directors or representatives to approve the Reverse Stock Split for several reasons. First, the Reverse Stock Split will be applied equally to the Company’s Common Stock, whether held by affiliated or unaffiliated stockholders, and the interests of unaffiliated and affiliated stockholders are the same. Second, the Board is comprised of persons with many years of corporate experience. Finally, the Board believes its long-standing familiarity with the Company, its financial condition, and its prospects make the time and expense of a special committee or independent representative unwarranted.

13

Q: Will I have appraisal rights in connection with the Reverse Stock Split?

A. No. We do not believe Nevada law, nor the Company’s certificate of incorporation, as amended, or bylaws provide you with appraisal rights in connection with the Reverse Stock Split, as currently contemplated.

Q: Will I be able to sell my shares following the Reverse Stock Split?

A. The Company’s Common Stock is currently traded on the OTCPK market. After the Reverse Stock Split, the Company’s Common Stock will no longer be eligible to be quoted on the OTCPK. As a result, stockholders may no longer have the ability of selling their shares of Common Stock on the public market, and there may be no effective trading market for the Company’s Common Stock.

Q: What will be my tax consequences if I hold 200 or more shares of Common Stock at the time of the Reverse Stock Split and remain a stockholder of the Company after the Reverse Stock Split?

A. Depending on your individual situation and depending upon whether you receive cash in addition to shares of new Common Stock as a result of the Reverse Stock Split, the Reverse Stock Split may give rise to certain income tax consequences:

•	If you (1) continue to hold the Company’s Common Stock immediately after the Reverse Stock Split, and (2) receive no cash as a result of the Reverse Stock Split, you should not recognize any gain or loss in the Reverse Stock Split. Your aggregate adjusted tax basis in your shares of the Company’s Common Stock held immediately after the Reverse Stock Split should be equal to your aggregate adjusted tax basis in your shares of Common Stock held immediately prior to the Reverse Stock Split and you should have the same holding period in the Company’s Common Stock as you had in such stock immediately prior to the Reverse Stock Split.

•	If you both receive cash as a result of the Reverse Stock Split and continue to hold the Company’s Common Stock immediately after the Reverse Stock Split, you generally will recognize gain, but not loss. in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of the shares of the Company’s Common Stock held by you immediately after the Reverse Stock Split plus the cash received over your adjusted tax basis in the shares held by you immediately before the Reverse Stock Split, or (2) the amount of cash received in the Reverse Stock Split. Your aggregate adjusted tax basis in your shares of the Company’s Common Stock held immediately after the Reverse Stock Split will be equal to your aggregate adjusted tax basis in your shares of the Company’s Common Stock held immediately prior to the Reverse Stock Split, increased by any gain recognized in the Reverse Stock Split, and decreased by the amount of cash received in the Reverse Stock Split.

14

For additional information concerning the potential federal income tax consequences of the Reverse Stock Split, see “Special Factors-Certain Material Federal Income Tax Consequences.”

Q: What will be my tax consequences if I hold fewer than 200 shares of Common Stock at the time of the Reverse Stock Split and do not remain a stockholder of the Company after the Reverse Stock Split?

A. Depending on your individual situation, the Reverse Stock Split may give rise to certain income tax consequences. If you (1) receive cash in exchange for a fractional share as a result of the Reverse Stock Split, (2) do not continue to hold any of Company stock immediately after the Reverse Stock Split, and (3) you are not related to any person or entity which holds Company stock immediately after the Reverse Stock Split, you will recognize capital gain or loss. For additional information concerning the potential federal income tax consequences of the Reverse Stock Split. See “Special Factors-Certain Material Federal Income Tax Consequences.”

Q: Will I continue to receive information about the Company if I remain a stockholder?

A. Stockholders may under certain circumstances obtain information from the Company in accordance with the requirements of the NRS upon submitting a written request to the Company which specifies the information sought and the purpose of the request.

Q: Should I send in my stock certificates now?

A. No. The Company has appointed Securities Transfer Corporation to act as exchange agent (the “Exchange Agent”) for holders of Common Stock in connection with the Reverse Stock Split. You may contact the Exchange Agent by mail at 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093 or by phone at (469) 633-0101.

For those stockholders who will receive cash in lieu of fractional share: The Company will deposit with the exchange agent, as soon as practicable prior to the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse split. The Company’s stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees.

Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, it cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount the exchange agent will be required to pay for fractional share interests.

For those stockholders who will receive new shares of the Company’s Common Stock: As of the close of business on the Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split will be deemed, automatically and without any action on the part of individual stockholders, to represent one-two hundredth (1/200) the number of shares of Common Stock on its face after the Reverse Stock Split, with any fractional shares voided and paid in cash as discussed above. Each stockholder will be able (but not required) to obtain a new Common Stock certificate evidencing its post-reverse-split shares only by sending the exchange agent its old Common Stock certificate(s), together with the properly executed and completed Letter of Transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for new Common Stock unless and until their old Common Stock certificates are surrendered.

15

The enclosed Letter of Transmittal contains specific instructions relating to the exchange of certificates and must be completed and returned together with the old Common Stock certificates in order for a new Common Stock certificate to be issued. Upon surrender of an old Common Stock certificate accompanied by a properly completed and executed Letter of Transmittal, a new certificate representing the new Common Stock and a check payable to the stockholder for any fractional share will be issued and forwarded to the stockholder after the Effective Date. Stockholders whose shares are held in brokerage accounts or in a street name need not submit old Common Stock certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split. The Exchange Agent will not send a separate Letter of Transmittal to the recipients of this information statement, as determined by the Company’s records. The Exchange Agent will, after the Effective Date, send a Letter of Transmittal to any other record holders of the Company’s issued and outstanding Common Stock as of the close of business on the Effective Date. Any stockholder whose old Common Stock certificate has been lost, destroyed or stolen will be entitled to issuance of a new Common Stock certificate upon compliance with such requirements as the Company and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Q: Does the Company have any plans for growth and will the Reverse Stock Split enhance the value of the Company’s Common Stock?

A. Company management always hopes that the Company will grow and has strategic plans related to its growth. As the Company has limited revenue, these plans would be contingent upon receiving additional funding. The Company is pursuing financing opportunities with potential investors that would not invest in a public company, although to date we have not entered into any binding agreements with such potential investors.

The Company does not know what effect the Reverse Stock Split will have upon the value of its Common Stock; however, the Company hopes that the savings to be achieved from ceasing to be a public company and the other reasons for the Reverse Stock Split will result in an enhancement in the value of the Company and its Common Stock. The Company cannot assure you on this matter.

16

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This information statement contains certain forward-looking statements that involve risks and uncertainties. Because these forward-looking statements are being made in connection with an SEC Rule 13e-3 “going private” transaction, the safe harbor created by Section 21E of the Exchange Act does not apply to these statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Such statements are generally accompanied by words such as “intend.” “anticipate,” “believe,” “estimate,” “expect,” or similar terms. The Company’s actual results may differ materially from such statements, which reflect the Board’s and/or management’s opinions only as of the date hereof.

Although Rokk3r believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and. Therefore, the results contemplated in such forward-looking statements might not be realized. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved. To the extent required by the federal securities laws. The Company has a responsibility to make full and prompt disclosure of material fact, whether favorable and unfavorable, regarding the Company’s financial condition and this responsibility may extend to situations where management knows or has reason to know that previously disclosed projections no longer have a reasonable basis. Readers should carefully review the risks set forth herein as well as other factors addressed in this report. Forward-looking statements made in this document or in any documents incorporated by reference or otherwise made in reference to this transaction are not protected under the safe harbors of the Private Securities Litigation Reform Act of 1995.

SPECIAL FACTORS

Purpose of the Reverse Stock Split

The purpose of the Reverse Stock Split is to facilitate a “going private” transaction to terminate the Company’s registration and periodic reporting obligations under the Exchange Act, and continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. The Company intends to accomplish this purpose by reducing the number of holders of record of Common Stock to fewer than 300 by cashing out the fractional shares that result from the Reverse Stock Split. The Company estimates that the Reverse Stock Split will decrease the total number of common stockholders from 335 to approximately 80.

Background of the Reverse Stock Split; Alternatives Considered by the Board

Due to (a) the costs of maintaining its public company status, (b) the time spent by directors and officers related to being a public company, (c) the fact that the Company has not realized many of the benefits associated with being a public company, such as access to the public capital markets, enhanced stockholder value and business credibility, (d) limited liquidity and the market price of the Company’s Common Stock and (e) ability to attract capital as a private company, the Board considered whether it was in the best interests of the Company and its stockholders for the Company to remain a publicly traded entity. The following is a summary of the actions taken by the Board during this process.

17

During the third quarter of 2019, the Board became dissatisfied with the fact that the Company had not been able to take advantage of its public company status in relations to financing research and operations and thus with the increasing costs of being a public company. The Company estimated the costs of being a public company during fiscal year 2019 to be approximately $900,000.

In addition, during discussions with potential investors to fund Company operations, several had indicated that they would not invest in a public company, and that the Company would be a more attractive investment opportunity if it were to go private. The Company has not entered into any binding agreements with any such potential investors.

During the fourth quarter of 2019, the Board and Company management began undertaking informal discussions regarding the possibility of terminating the Company’s public company status. During these conversations, management advised the Board that the Company had costs of approximately $900,000 each year as a result of being a public company and also noted that the Company had not significantly realized the benefits associated with being a public company, including access to the public capital markets and stockholder liquidity.

During the Board meeting on December 6, 2019, the CEO presented a verbal recommendation to the other board members that the subject of privatization be explored as a means of reducing both near-term and long-term overhead costs, reducing the Company’s exposure to corporate governance rules and increasing its ability to attract investors. CEO recommended that the Board consider structuring the proposed transaction in such a way as to prevent any adverse effect to existing operations. The recommendation also pointed out that the Company was not in a position to take full advantage of its public company status, which rendered the cost of maintaining such status unwarranted.

Based on these discussions, during the Board meeting on December 6, 2019, each member of the Board agreed that serious consideration should be given to the cost reductions associated with privatization.

During January and February 2020, Company management held telephone discussions with representatives of Ballard Spahr LLP, the Company’s outside legal counsel to discuss the Reverse Stock Split and alternatives.

During these discussions, the board also considered the benefits and disadvantages of:

1. forming a special committee of the Board comprised of independent directors or other independent persons to consider and review the Reverse Stock Split and to make a recommendation to the full board as to the approval of the Reverse Stock Split. Specifically, the Board discussed the fact that the Reverse Stock Split applies equally to all stockholders, including the directors and officers, and that no director, executive officer or affiliate of the Company would receive any benefit not received by any other stockholder. Furthermore, the Board noted that the director’s ownership percentage of the Company’s Common Stock as a group would only increase from approximately 87.98% to approximately 88.00%, as a result of the Reverse Stock Split. Based on these factors, the Board determined not to appoint a special committee.

18

2. requiring the approval of the Reverse Stock Split by the holders of a majority of the shares of Common Stock held by our unaffiliated stockholders. In considering whether to require the approval of our unaffiliated stockholders, the Board discussed the fact that stockholders would have the option to remain stockholders of the Company if they purchase sufficient shares to bring their holdings to at least 200 shares immediately prior to the Effective Date, the fact that the Reverse Stock Split applies equally to all stockholders. The fact that the Company’s affiliate stockholders’ percentage ownership would likely not significantly change after the Reverse Stock Split and the likely inability to have a majority of the non-affiliate stockholders participate in such a vote. Based on these factors, the Board determined not to require the approval of the Reverse Stock Split by the holders of a majority of the shares of Common Stock held by unaffiliated stockholders of the Company.

The Board also discussed in detail other aspects of the going private transaction, including the price to be paid to stockholders in lieu of fractional shares. The Board also identified and undertook discussions of the disadvantages of the Reverse Stock Split, namely, the fact that stockholders of record owning fewer than 200 shares would not be able to participate in any future growth of the Company. The Board noted that this disadvantage is minimized by the fact that any stockholder who so chooses can remain a stockholder by purchasing a sufficient number of shares in order to increase the number of shares in such stockholder’s record account to more than 200. Another disadvantage discussed by the board is the fact that stockholders who remain after the Reverse Stock Split will no longer have access to information concerning the Company’s operations and financial results that is currently available in its SEC filings.

Based on these considerations, on March 13, 2020, the board determined by written consent that the results of a Reverse Stock Split are more predictable and automatic, and determined that the Reverse Stock Split is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 and effecting the termination of our registration and periodic reporting obligations. The Board unanimously approved a 200-for-1 Reverse Stock Split of the Company’s Common Stock.

Reasons for the Reverse Stock Split

Continued Survival

The Company does not believe that it could obtain the necessary financing to continue operations without going private. Like many public companies, the Company is a going concern that has never generated positive cash flow and will not do so at any point in the near term. The Company had envisioned using its status as a public company to attract long-term investors to fund its operations. Since becoming a public company, the Company was not able to conduct a registered offering of its Common Stock to raise funds.

Termination of Registration and Reporting Requirements; Reduction of Expenses

Another reason for the Reverse Stock Split is to qualify the Company for deregistration of its Common Stock under SEC Rules 12g-4(a)(1) and (b). Those rules allow a public company with a class of securities held by fewer than 500 persons to terminate its registration and reporting obligations under the Exchange Act, with respect to that class of securities. The Company believes it is its duty in fairness to all of its stockholders and an exercise of its good business judgment to accomplish the Reverse Stock Split as soon as possible.

19

The Reverse Stock Split will terminate the equity interests of approximately 255 of the Company’s holders of Common Stock who each own fewer than 200 shares of Common Stock and will reduce the equity interest of any record holder who beneficially holds a number of shares of Common Stock that is not evenly divisible by 200.

In addition, the Reverse Stock Split will terminate the equity interests of beneficial owners of fewer than 200 shares whose shares are held in “street name” by their broker or other record owner. The Reverse Stock Split is expected to relieve the Company of the administrative burdens and costs associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering the Company’s Common Stock. In addition, the Reverse Stock Split would provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the limited trading liquidity available to holders of the Company’s Common Stock.

This transaction will help the Company control unnecessary expenses and to cut general and administrative costs by eliminating the expenses, time and effort related to the Company’s registration and periodic reporting obligations under the Exchange Act, and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with the Company’s registration and periodic reporting obligations, including auditors’ fees, attorneys’ fees, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $900,000. The overall executive time currently devoted to our public company reporting obligations could be devoted to other purposes such as business development efforts, enhancement of internal operations, and research and development.

Aspects of Remaining Public

The Board believes that the Company and its stockholders currently derive no material benefit from continued registration under the federal securities laws. Throughout the Company’s time as a public company. The Company has explored potential alternatives to increase stockholder value and attract investor interest and in some instances has implemented such measures. Generally, the Company has been unsuccessful in attracting investor interest despite operating a publicly held company for several years. The Company has been unable to provide increased value to its stockholders as a public company.

The tangible and intangible costs of being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe the Company is in a position to use its status as a public company to raise capital through sales of securities in a public offering or to otherwise access the public markets to raise equity capital. The Company’s Common Stock’s minimal public float and limited trading volume have limited the ability of its stockholders to sell their shares without also reducing our trading price. The lack of liquidity also limits the Company’s ability to use its stock as acquisition currency or to successfully attract and retain employees. During the 90 day period prior to March 11, 2020, the average daily trading volume of the Company’s Common Stock on the OTCPK was approximately 4,500 shares per day, which, using the closing price for shares of the Company’s Common Stock on March 11, 2020 would amount to sales of approximately $1,271 of shares of Common Stock per day.

20

Continuing as a public company would provide certain benefits, namely a public market for the sale and exchange of share, stockholder liquidity, and readily accessible financial, business and management information about the Company. The reason for terminating these benefits is that they are expensive and of limited effect for small, public companies like the Company. Over the past 12 months, very little trading has taken place in the Company’s securities, affording stockholders little liquidity for their shares. The Company’s market capitalization is so small that it does not attract substantial investment activity or analyst interest. Consequently, the benefits that generally accompany status as a publicly traded company provide little practical benefit to the Company. As a result, the Board has determined that the costs of remaining a publicly traded entity outweigh the benefits for the Company.

Factors Considered by the Board as to the Fairness of the Reverse Stock Split

The Board has analyzed the Reverse Stock Split and its anticipated effects on its stockholders, and all of the members of the Board, including each director who is not an employee of the Company, deemed the Reverse Stock Split and related termination of the Company’s registration and periodic reporting obligations to be substantively and procedurally fair to, and in the best interests of, both its affiliated and unaffiliated stockholders, whether they are cashed out or remain as stockholders following the Reverse Stock Split. In reaching this conclusion, the Board considered, in no particular order and without preference, the following factors:

Substantive Factors Favoring the Reverse Stock Split

The Reverse Stock Split offers stockholders who hold fewer than 200 shares the opportunity to dispose of their holdings at a premium above current market prices, average historic market prices and net book value without brokerage commissions.

The Board weighed several factors to value the Company’s Common Stock to determine the $0.64 per share of existing Common Stock to pay to stockholders who will have fractional shares of the Company’s Common Stock as a result of the Reverse Stock Split. These factors that the board considered included:

•	Current and historical market prices of the Company’s Common Stock. On March 11, 2020, shortly before the public announcement of the proposed Reverse Stock Split, the average ask price and average bid price for the Company’s Common Stock were $0.35 and $0.14, respectively. Over the past 12 months, the Company’s outstanding Common Stock traded at prices ranging between $0.20 and $1.47 per share. The 90-day average closing price for the period ending March 11, 2020 was $0.45.

•	Net Book Value. As of September 30, 2019, the net book value per share of the Company’s outstanding Common Stock was negative $0.01. This net book value is based on the Company’s consolidated balance sheet as of September 30, 2019.

21

•	Other Valuation Methods Not Considered. The Board did not consider the following valuation methods because such information was not available to, or does not apply to, the Company:

− Prices paid in previous purchases by the Company of its securities during the past two years. The Board did not consider this valuation method because the Company has not purchased any securities during the past two years, either on the open market or repurchases directly from stockholders.

− Liquidation value. The Board does not believe liquidation value to be a reliable indicator of its value because the liquidation of its intellectual properties through one or more transactions would not provide a price reflective of the value of its intellectual properties. The Board was unable, as a result of the uncertainty regarding the additional costs and taxes, to establish a reliable estimate of liquidation value.

The cash consideration of $0.64 per share to be paid for fractional shares is 82% of the Company’s current market price (based on a closing price of $0.35 on March 11, 2020. shortly before the public announcement of the proposed Reverse Stock Split) and more than 42% of the 90 day average closing price prior to March 11, 2020. As such, the Board considers it to be fair to the Company’s stockholders. Additionally, the Company is committed to paying any transaction fees that are imposed on its stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the Reverse Stock Split, which further supports the fairness of the transaction.

The Reverse Stock Split ratio is fair and equitable to unaffiliated stockholders. The purpose of the Reverse Stock Split is to reduce the number of record holders to fewer than 300 so that the Company can file to terminate its registration and periodic reporting obligations and continue future operations as a private company. The split ratio is a result of calculations that were intended to determine how many shares needed to be eliminated to reduce the number of record holders to fewer than 300. The Board feels the current ratio of 1-for-200 is fair because it was calculated without bias towards any one group of stockholders. The ratio will be applied equally to all shares of Company’s Common Stock and is not designed to increase any one person’s position, ownership or financial gain as a result of the Reverse Stock Split.

Procedural Factors Favoring the Reverse Stock Split

The Reverse Stock Split provides the Company’s stockholders with liquidity. The average daily trading volume for the Company’s Common Stock over the last three months was less than one-tenth of a percent (0.1%) of its outstanding stock. The Reverse Stock Split will provide stockholders who hold fewer than 200 shares on the Effective Date the opportunity to liquidate their investment in the Company. Under normal circumstances and based on the average trading price per share of $0.35 as of March 12, 2020, a trading day shortly before the public announcement of the proposed Reverse Stock Split, stockholders with fewer than 200 shares wanting to sell their Common Stock would likely incur transaction fees that are disproportionately high relative to the market value of their holding of the Company’s Common Stock. The Reverse Stock Split will eliminate this problem for those stockholders because the Company will pay any transaction fees that are imposed on its stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charge, as a result of the Reverse Stock Split.

22

The Reverse Stock Split includes the ability to remain a stockholder of the Company. Another factor considered by the Board in determining the procedural fairness of the transaction to unaffiliated stockholders is that current holders of fewer than 200 shares of the Company’s Common Stock may elect to remain stockholders of the Company by acquiring sufficient shares so that they hold at least 200 shares in their account immediately prior to the Reverse Stock Split.

Conversely, stockholders who desire to liquidate their shares of the Company’s Common Stock for the cash consideration offered may reduce their holdings to less than 200 shares prior to the Reverse Stock Split. The Board considers the structure of the Reverse Stock Split to be fair to all stockholders because it allows them to control the decision of whether to remain a stockholder of the Company following the Reverse Stock Split or to receive the cash consideration offered in connection with the Reverse Stock Split.

No material change in percentage ownership of the affiliated stockholders. Because we estimate that approximately 30,000 out of 106,834,926 shares of the Company’s Common Stock will be cancelled as a result of the Reverse Stock Split, the percentage ownership of stockholders that remain after the Reverse Stock Split will change only slightly from their ownership prior to the Reverse Stock Split.

For example, the Company’s affiliated stockholders currently own approximately 87.98% of the Company’s outstanding Common Stock and will continue to own approximately 88.00% following completion of the Reverse Stock Split. The fact that the transaction has been structured in a manner that maintains a substantially similar percentage ownership of the stockholders, whether affiliated or unaffiliated, who remain after the Reverse Stock Split, supports the fairness of the transaction to Company stockholders.

No unusual conditions to the Reverse Stock Split. The Board also considered the likelihood that the Reverse Stock Split would be implemented. In this regard, the board took into consideration that there are no unusual requirements or conditions to the Reverse Stock Split, and the fact that the Company has the financial resources to implement the Reverse Stock Split expeditiously. The Reverse Stock Split is not a condition precedent to any binding agreement of the Company.

Substantive Factors Disfavoring the Reverse Stock Split

Cessation of public sale opportunities. Following the Reverse Stock Split, the Company will apply for the termination of its registration and periodic reporting obligations with the SEC. Once the Company terminates its registration and periodic reporting obligations, the Company’s Common Stock will no longer be eligible to be quoted on the OTCPK. As a result, stockholders may no longer have the alternative of selling their shares of Common Stock on the public market, and there may be no effective trading market for the Company’s Common Stock. As a result, any stockholder desiring to sell his or her shares may have a difficult time finding a buyer. Such illiquidity may reduce the price a buyer is willing to pay for your shares. We anticipate that the public market for shares of the Company’s Common Stock will be substantially reduced or eliminated altogether. Additionally, we do not have any present intention or plans to sell the Company or enter into any other transaction that would provide liquidity for your shares.

However, the current public market is highly illiquid. As a practical matter, there currently exists very little liquidity for the Company’s Common Stock; therefore, the Board believes any further losses of liquidity will have little effect on unaffiliated stockholders and will be outweighed by the benefits of terminating its registration and periodic reporting obligations. In addition, because the effect of further losses of liquidity due to ineligibility for quotation on the OTCPK will have the same impact on all Company stockholders, whether affiliated or unaffiliated, the Board does not believe that this factor makes the transaction unfair to unaffiliated stockholders.

23

Cessation of publicly available information. Stockholders remaining in the Company following the Reverse Stock Split will no longer have available all of the information regarding the Company that is currently available in the Company’s filings with the SEC. As a result of the Reverse Stock Split and resulting termination of the Company’s registration and periodic reporting obligations, it will no longer prepare or file annual or quarterly reports with the SEC. As a result, Company stockholders will no longer be provided, among other things:

−	audited financial statements and quarterly financial information;

−	information concerning Company properties, assets and business;

−	management’s annual and quarterly reports on the Company’s financial condition, results of operations and liquidity and capital resources;

−	information concerning the Company’s directors and executive officers and their compensation, stock ownership and transactions in the Company’s Common Stock;

−	information concerning the stock ownership of the Company’s principal stockholders;

−	information concerning, and copies of, the Company’s corporate and organizational documents and our material contracts and agreements; and

−	information concerning material transactions that the Company enters into.

This information that is currently available to the general public and investors through our SEC filings will not be publicly available after the Company terminates the registration of its securities and its registration and periodic reporting obligations. The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in the Company after the Reverse Stock Split.

24

The Board does not believe this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the registration of its securities and its periodic filings will be offset by the anticipated cost-saving benefits and competitive advantages to the Company of no longer publicly filing such reports.

In addition, Company stockholders who have restricted securities because they purchased their shares from the Company in unregistered, private-placement transactions will be unable to resell their shares of the Company’s Common Stock under the exemptions provided by SEC Rule 144, unless and until (a) we resume filing the information required under that rule with the SEC or (b) such stockholders are eligible to sell their shares pursuant to SEC Rule 144(k). Given the current and historically low trading volume in the Company’s Common Stock, the Board does not believe that the unavailability of the Rule 144 exemptions is a factor that makes the transaction unfair to unaffiliated stockholders.

Inability to participate in any future increase in the value of the Company’s Common Stock. Stockholders who are cashed out as a result of the Reverse Stock Split will have no further interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares. The Board determined that this factor does not make the transaction unfair to unaffiliated stockholders because those unaffiliated stockholders who desire to hold shares of the Company’s Common Stock after the Reverse Stock Split can do so by acquiring sufficient shares so that they hold at least 200 shares in their account immediately prior to the Reverse Stock Split.

Procedural Factors Disfavoring the Reverse Stock Split

The Reverse Stock Split has not been structured to require the separate approval of directors unaffiliated with the Company. Among the factors weighing against the procedural fairness of the Reverse Stock Split is the fact that the Board did not establish an independent or special committee to represent the interests of its unaffiliated stockholders. Company board members consented to the Reverse Stock Split as affiliated stockholders and the holders of a majority of the voting power of the Company. In addition, the Board has not and does not intend to have a majority of its non-employee directors retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the Reverse Stock Split or preparing a report concerning the fairness of the Reverse Stock Split.

The Board did not establish an independent or special committee or other unaffiliated representative to act on behalf of the interests of the unaffiliated stockholders for several reasons. First and foremost, the Reverse Stock Split will be applied equally to all shares of the Company, whether held by affiliated or unaffiliated stockholders. Unlike a third party tender offer or a repurchase of shares by the Company, there is no price to negotiate on behalf of the unaffiliated stockholders. In the case of the Reverse Stock Split, the Board is tasked with determining a fair price to offer all stockholders. Therefore, the interests of the unaffiliated and affiliated stockholders are the same. Additionally, the Board believes its long-standing familiarity with the Company, its financial condition, and its prospects make the time and expense of a special committee or independent representative unwarranted. Given the experience and composition of the Board, the Company did not believe it was necessary to appoint a special committee to evaluate the fairness of the terms of the Reverse Stock Split or the value of the Company’s Common Stock.

25

The Reverse Stock Split has not been structured so as to require the approval of at least a majority of the Company’s unaffiliated stockholders. The Board considered it a risk and potentially negative factor to the procedural fairness of the Reverse Stock Split that the approval of the Reverse Stock Split by a majority of the unaffiliated stockholders is not being sought. This risk is mitigated by the likelihood that a quorum of such unaffiliated stockholders would not be obtained and procedural factors favoring the Reverse Stock Split, such as the fact that stockholders have the option to remain stockholders of the Company if they purchase sufficient shares to bring their holdings to at least 200 shares immediately prior to the Effective Date.

Position of the Company Regarding the Fairness of the Reverse Stock Split

The Company’s board directors has unanimously approved the Reverse Stock Split and declared it advisable, in the best interests of, and substantively and procedurally fair to, its unaffiliated stockholders, whether they are cashed out or remain as stockholders of the Company. In reaching these conclusions, the Board considered, among other things, the following factors relating to the fairness of the Reverse Stock Split:

Substantive Fairness

•	The cash consideration of $0.64 per share to be paid for fractional shares represents over a 82% premium on the Company’s current market price (based on a closing price of $0.35 on March 11, 2020, shortly before the public announcement of the proposed Reverse Stock Split) and more than 42% of the 90 day average closing price of $0.45 for the 90 day period prior to March 11, 2020);

•	Those unaffiliated stockholders who continue as stockholders following the Reverse Stock Split will maintain a substantially similar percentage ownership that they had prior to the Reverse Stock Split;

•	Cashed-out stockholders will be unable to participate in the future growth of the Company, if any;

•	The potential loss of liquidity in shares of the Company’s Common Stock does not appear to be a significant loss given the historically small trading volume of the Company’s Common Stock over the past 12 months; and

•	Any detriment associated with the reduction in public information available regarding the Company’s business, financial conditions and results of operations will be offset by the savings in costs and officer and employee time expected to result from termination of its registration and periodic reporting obligations; and

26

Procedural Fairness

•	The fact that the transaction was structured so as to not require the approval of at least a majority of the unaffiliated stockholders;

•	The absence of a special committee or independent representative for the Company’s unaffiliated stockholders or a fairness opinion of an independent financial advisor;

•	The equal application of the Reverse Stock Split on all shares of Common Stock, whether held by an affiliated or unaffiliated stockholder;

•	The experience of the Board;

•	Unaffiliated stockholders will have an opportunity to liquidate their historically illiquid holdings at a premium and without brokerage fees; and

•	Unaffiliated stockholders can decide to remain stockholders of the Company after the Reverse Stock Split by simply acquiring sufficient shares so that they hold at least 200 shares in their account immediately prior to the Reverse Stock Split.

Notwithstanding the lack of additional procedural safeguards, such as the consent of a majority of the Company’s unaffiliated stockholders or a fairness opinion rendered by an independent financial advisor, the Board believes that it has acted in the best interest of both its affiliated and unaffiliated stockholders, whether they are to be cashed out or remain as stockholders of the Company, and that the fairness determination and approval of the transaction has been procedurally fair.

In view of the foregoing, the Board believes that sufficient procedural safeguards exist to ensure the fairness of the Reverse Stock Split and that the positive factors outweighed the negative factors, such that the Reverse Stock Split is substantively and procedurally fair to the unaffiliated stockholders of the Company.

Interests of the Company’s Directors and Executive Officers in the Reverse Stock Split

You should be aware that the Board and executive officers may have interests in the Reverse Stock Split that are or may be different from, or in addition to, your interests as one of the Company’s stockholders. The Company’s directors and executive officers own more than 200 shares of Common Stock, as follows:

	Ownership Prior to		Ownership After
	Reverse Stock Split		Reverse Stock Split
	Actually	Beneficially	Actually	Beneficially
Name and Position	Owned	Owned	Owned	Owned
Nabyl Charania,	0%	78.37%	0%	78.39%
CEO and Director
German Montoya, CSO and Director	0%	78.37%	0%	78.39%
Jeffrey S. Ransdell, Director	0.24%	9.61%	0.24%	9.61
Salim Ismail, Director	0%	0%	0%	0%

27

Unlike stockholders who own fewer than 200 shares of the Company’s Common Stock on the Effective Date, each of the directors and the executive officers listed above will have the opportunity to participate in the potential upside of any increase in the value of the Company’s Common Stock after the Reverse Stock Split. In addition, the Company expects its directors and executive officers to retain their respective current positions as directors or executive officers of the Company following the Reverse Stock Split.

Each of the Company’s directors and executive officers will receive the same cash consideration as its unaffiliated stockholders for fractional shares of Common Stock to which they would be entitled as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 200 Shares of the Company’s Common Stock in a Single Account

When the Reverse Stock Split is effected, stockholders holding fewer than 200 shares of the Company’s Common Stock in a single account immediately prior to the Effective Date will not receive a fractional share of new Common Stock as a result of the Reverse Stock Split, but instead will receive cash in lieu of the fractional share on the basis of $0.64 per share of existing Common Stock that they own on the Effective Date. The amount of cash each holder of fractional Common Stock will receive will be calculated by multiplying the number of shares of existing Common Stock that the stockholder owns on the Effective Date times $0.64.

The Company intends to pay any transaction fees that are imposed on these stockholders by a bank, brokerage firm or other nominee. Given that these stockholders will not have to pay any service charges or brokerage commissions in connection with the cashing out of their shares as a result of the Reverse Stock Split and given the historical illiquidity of the Company’s Common Stock, the Company believes the structure of the Reverse Stock Split to be a benefit to these stockholders. Among the potential detriments of the Reverse Stock Split is the fact that after the Reverse Stock Split, these stockholders will have no further ownership interest in the Company and will no longer be entitled to vote as a stockholder or share in the Company’s future assets, earnings, or profits. These stockholders’ only right will be to receive cash for their shares of Common Stock.

All amounts owed to these stockholders as a result of the Reverse Stock Split will be subject to applicable federal and state income taxes. Additional details regarding the federal tax consequences are described later in this information statement under the heading “Certain Material Federal Income Tax Consequences.”

As soon as practical after the consummation of the Reverse Stock Split, the Company or its transfer agent will mail a Letter of Transmittal to each stockholder. The Letter of Transmittal will contain instructions for the surrender of your stock certificate or certificates to the Company’s exchange agent in exchange for the payment of the cash consideration to be received for fractional shares of new Common Stock. No cash payment will be made to any stockholder until the stockholder has surrendered his or her outstanding certificates, together with the Letter of Transmittal, to the Company’s exchange agent. For more detailed information, see the section entitled “Stock Certificates.”

28

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 200 or More Shares of The Company’s Common Stock in a Single Account

When the Reverse Stock Split is effected, stockholders who hold 200 or more shares of the Company’s Common Stock in a single account immediately prior to the Effective Date will:

•	as of the Effective Date. have his or her shares of Common Stock converted into shares of post-Reverse Stock Split Common Stock and will receive one new share of Common Stock for every 200 shares of pre-Reverse Stock Split Common Stock in his or her account; and

•	receive cash in lieu of any fractional share they would otherwise have been entitled on the basis of $0.64 per share of existing Common Stock not divisible by 200.

While the remaining stockholders continue as stockholders of the Company and will have the opportunity to share in the future successes of the Company, if any, among the detriments of the Reverse Stock Split to the remaining stockholders is the fact that they will not have the option to liquidate their holdings like the stockholders who hold fewer than 200 shares of the Company’s Common Stock prior to the Reverse Stock Split. Further, once the Company is private, it will be even more difficult to value, and therefore, sell their shares of Common Stock if they should so desire.

Effects of the Reverse Stock Split on Affiliated Stockholders

Affiliated stockholders of the Company include directors, executive officers and beneficial owners of more than 5% of the Company’s outstanding Common Stock. The affiliated stockholders will participate in the Reverse Stock Split on the same terms as the unaffiliated stockholders. All of the Company’s affiliated stockholders own more than 200 shares each. Therefore, they will all continue to be stockholders of the Company following the Reverse Stock Split, and as such can expect the same benefits and detriments described above in the “Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 200 or More Shares of The Company’s Common Stock in a Single Account” section. They will have the opportunity to share in the future successes of the Company, if any, but they will also not have the option to liquidate their holdings and future valuations and sales of their stock will be more difficult given the Company’s private status following the Reverse Stock Split.

Affiliated stockholders will beneficially own approximately 469,950 post-reverse split shares of Common Stock, or approximately 88.00% of the Company’s issued and outstanding shares of Common Stock after the Reverse Stock Split, as compared to approximately 87.98% of the Company’s issued and outstanding shares of Common Stock prior to the Reverse Stock Split. As with all other remaining stockholders of the Company, the percentage ownership of the total outstanding shares held by its affiliated stockholders after the Reverse Stock Split may increase slightly due to the cancellation of the cashed out shares. The amounts set forth in the section entitled “Special Factors – Interests of the Company’s Directors and Executive Officers on the Reverse Stock Split” illustrate the effect of the Reverse Stock Split on the Company’s affiliated stockholders.

29

Effects of the Reverse Stock Split on the Company

Change in Capital Structure; Certificate of Incorporation

The Reverse Stock Split is expected to reduce the number of the Company’s stockholders and the number of outstanding shares of Common Stock. The Company’s certificate of incorporation, as amended, currently authorizes the issuance of 500,000,000 shares of Common Stock, par value $0.0001 per share, of which 21.4% are currently issued and outstanding. Upon the filing of the certificate of amendment to the Company’s certificate of incorporation with the Nevada Secretary of State, the Company’s authorized shares of Common Stock will remain at 500,000,000, at which time under 0.12% will be issued and outstanding. This will significantly increase the amount of shares that the Company could issue and its ability to dilute your percentage ownership of the Company’s issued and outstanding shares.

Deregistration Under the Exchange Act; Termination of Quotation on the OTCPK

The Company’s Common Stock is currently registered under the Exchange Act, and consequently the Company is subject to its registration and periodic reporting obligations. The Company believes the Reverse Stock Split will reduce the number of beneficial holders of the Company’s Common Stock from approximately 335 to approximately 80. The Reverse Stock Split will allow the Company to file to terminate its registration and periodic reporting obligations and continue future operations as a private company.

The Company believes that following the completion of the Reverse Stock Split and the subsequent termination of its registration and periodic reporting obligations, the market for shares of the Company’s Common Stock will be substantially reduced or possibly eliminated. The Company’s Common Stock is currently traded on the OTCPK, and last sales prices are reported on the OTCPK, which is a regulated quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. If the Company terminates its registration and periodic reporting obligations, its Common Stock will cease to be eligible to be traded on the OTCPK and this source of liquidity will no longer be available to stockholders.

Cost Savings to be Achieved as a Result of the Termination of the Company’s Registration and Reporting Obligations

We are undertaking the Reverse Stock Split at this time to, among other things, eliminate substantial costs, time and effort related to the Company’s registration and periodic reporting obligations under the Exchange Act, and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with the Company’s registration and periodic reporting obligations, including auditors’ fees, attorneys’ fees, payroll expenses, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $900,000.

30

Cash Consideration to be Paid to Company Stockholders in Lieu of Fractional Shares of New Common Stock

Based on the aggregate number of stockholders of the Company’s Common Stock, and the number of stockholders of record owning more than 200 shares of the Company’s Common Stock as of the record date for notice of the action by written consent of its stockholders, we estimate that payments of cash in lieu of the issuance of fractional shares to unaffiliated stockholders will total approximately $20,000 in the aggregate, or 30,000 pre-split shares multiplied by the cash consideration of $0.64 per pre-split share. No stockholder with a single account is expected to receive more than $64. However, more stockholders than anticipated may reduce their holdings of the Company’s Common Stock in the accounts to below 200 shares so that they can be cashed out, which would increase the costs associated with the Reverse Stock Split.

Conduct of the Company’s Business and Operations After the Reverse Stock Split

Following the completion of the Reverse Stock Split, the Company expects its operations will be conducted substantially as they are currently being conducted. Other than the Reverse Stock Split and the termination of its registration and periodic reporting obligations, the Company has no present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, the Company will continue to evaluate its business and operations after the Reverse Stock Split, and may develop new plans and proposals in the future.

Equity Interests and Rights of the Company’s Stockholders After the Reverse Stock Split

The rights of holders of the Company’s Common Stock as set out in its Articles of Incorporation and Bylaws and under Nevada corporate law will not change as a result of the Reverse Stock Split. The Company has no current plans to issue Common Stock other than pursuant to existing stock plans, but not only does the Company reserve the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the Company’s best interests and the best interests of its stockholders, but the Company anticipates that it will need to do so to raise sufficient capital to continue operations as envisioned. The Company’s Common Stock carries no preemptive or preferential rights to purchase any Company stock that it may issue in the future, and neither its existing certificate of incorporation nor its bylaws currently contain any provisions that have a material anti-takeover effect. Persons who continue as stockholders following implementation of the Reverse Stock Split will not have any preemptive or other preferential rights to purchase any Common Stock that the Company may issue in the future, unless such rights are specifically granted to the stockholders. Other than as described in this information statement, the Company has no current agreements to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation, to sell or transfer any material amount of its assets, to change the Board or management, to change materially its capitalization, or otherwise to effect any material change in its corporate structure of business. The Board will take such action, as it deems necessary or appropriate to make equitable adjustments to any outstanding stock options or other rights to acquire the Company’s Common Stock.

31

Reservation of Right to Abandon the Reverse Stock Split

The Board retains the right to abandon the Reverse Stock Split, even if it determines prior to the Effective Date that the Reverse Stock Split is not then in the Company’s best interests or the best interests of its stockholders. Among the circumstances that might cause the Board to abandon the Reverse Stock Split is a significant risk of the Reverse Stock Split failing to achieve the overall goal of reducing the number of record holders to fewer than 300, or where the expense of cashing out the stockholders with fewer than 200 shares becomes so high that the transaction become financially prohibitive.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

We summarize below the material United States federal income tax consequences to the Company and to stockholders resulting from the Reverse Stock Split. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes. Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse Stock Split.

This summary does not address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to the Company’s stockholders in light of their individual investment circumstances nor to stockholders subject to special treatment under the federal income tax laws, including, without limitation, foreign corporations and non-resident aliens (collectively. “Non-U.S. Holders”), financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their Common Stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, or holders whose functional currency is not the U.S. dollar. In addition, this summary does not address the tax consequences of the Reverse Stock Split arising under the unearned income Medicare contribution tax or under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than federal income taxation, including any U.S. federal estate or gift tax consequences. The discussion below neither binds nor precludes the Internal Revenue Service (the “IRS”) from adopting a position contrary to that expressed below, and the Company cannot assure holders that such a contrary position could not be asserted successfully by the IRS and adopted by a court if the position were litigated.

The Company will not obtain a ruling from the IRS or an opinion of counsel regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed Reverse Stock Split, including the application and effect of state, local, and foreign income and other tax laws.

32

This summary assumes that you are one of the following: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

The decision to engage in the Reverse Stock Split at this time is not the result of any tax consequences of the Reverse Stock Split. We believe that the Reverse Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to the Company or to the stockholders who do not receive cash in the Reverse Stock Split. However, if you are a Cashed-Out Stockholder receiving cash in the Reverse Stock Split, you may not qualify for tax free “recapitalization” treatment for federal income tax purposes.

Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in Connection with the Reverse Stock Split

If you (i) continue to hold stock directly immediately after the Reverse Stock Split and (ii) you receive no cash as a result of the Reverse Stock Split, you should not recognize any gain or loss in the Reverse Stock Split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the Reverse Stock Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse Stock Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse Stock Split.

Federal Income Tax Consequences to Stockholders Who Receive Cash in Connection with the Reverse Stock Split

If you (i) receive cash in exchange for fractional shares as a result of the Reverse Stock Split, (ii) you do not continue to hold any stock directly immediately after the Reverse Stock Split, and (iii) you are not related to any person or entity that holds stock immediately after the Reverse Stock Split, you will recognize capital gain or loss on the Reverse Stock Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

33

If you receive cash in exchange for fractional shares as a result of the Reverse Stock Split, but either continue to directly own stock immediately after the Reverse Stock Split, or are related to a person or entity who continues to hold stock immediately after the Reverse Stock Split, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (i) is “not essentially equivalent to a dividend,” (ii) constitutes a “substantially disproportionate redemption of stock,” or (iii) constitutes a “complete termination of interest,” as described below.

(i) “Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Reverse Stock Split (taking into account for this purpose the stock owned by persons related to you) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

(ii) “Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse Stock Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of stock of the Company owned by you (and by persons related to you) immediately after the Reverse Stock Split is (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of stock owned by you (and by persons related to you) immediately before the Reverse Stock Split.

(iii) “Complete Termination of Interest.” To satisfy the “complete termination of interest” test, you cannot continue to hold any stock directly immediately after the Reverse Stock Split. If you are treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you, you may still satisfy the requirements of this test if you (a) retain no interest in the corporation immediately after the Reverse Stock Split (including any interest as an officer, director, or employee), other than an interest as a creditor, (b) do not acquire an interest in the corporation within ten years after the date of the Reverse Stock Split, and (c) agree to notify the Internal Revenue Service of the acquisition of any interest in the corporation within that ten-year period. You should consult your tax advisor for details if you find that these facts describe your situation and you wish to recognize capital gain or loss on the receipt of cash for your cashed out stock.

In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. For a more detailed discussion, please see “Capital Gain and Loss” and “Special Rate for Certain Dividends” in this section below. If your receipt of cash in exchange for stock is treated as ordinary dividend income, you may not receive any tax benefit from your basis in such shares.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

34

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse Stock Split that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder, (ii) you have held the share of stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding

Stockholders will be required to provide their social security or other taxpayer identification numbers (or. in some instances. additional information) to the Transfer Agent in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. The Letter of Transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Reverse Stock Split. Failure to provide such information may result in backup withholding at a rate of 24%.

As explained above, the amounts paid to you as a result of the Reverse Stock Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse Stock Split, in light of your specific circumstances.

Tax Consequences of the Reverse Stock Split to the Company

With respect to the Reverse Stock Split, the Company generally should not recognize any gain or loss for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change net operating losses (“NOLs”) and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income. Very generally, an ownership change occurs if the aggregate stock ownership of holders of at least 5% of a corporation’s stock increases by more than 50 percentage points over the preceding 3-year period. The Company does not expect the Reverse Stock Split to have a material impact on its NOLs or other relevant tax assets, as determined for U.S. federal income tax purposes.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES TO EVERY STOCKHOLDER UNDER FEDERAL. STATE. LOCAL. OR FOREIGN TAX LAWS. ACCORDINGLY. EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE REVERSE SPLIT. INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

35

OTHER MATTERS

Available Information

Because the Reverse Stock Split will constitute a “going private” transaction, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Reverse Stock Split. The Schedule 13E-3 contains additional information about the Company and the Reverse Stock Split. Copies of the Schedule 13E-3 are available for inspection and copying at the Company’s principal executive offices during regular business hours by any stockholder of the Company, or representative of a stockholder who has been so designated in writing, or by request directed to Carlos Escobar, Chief Operating Officer, at Rokk3r Inc., 2121 NW 2nd Avenue #203, Miami, Florida 33127, telephone number (305) 259-6637.

As permitted by the SEC, this information statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this information statement or in any document incorporated in this information statement by reference regarding the contents of any document are not necessarily complete and each of these statements is qualified in its entirety by reference to that document filed as an exhibit with the SEC.

Where You Can Find More Information

The Company is currently subject to the reporting requirements of the Exchange Act and, therefore, files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company with the SEC at the SEC’s public reference room at 450 Fifth Street. N.W., Washington. D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the operation of the public reference room. The Company’s SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

This information statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. The Company is not asking you for a proxy and you are requested not to send a proxy. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing of this information statement will not create any implication that the information contained in this information statement is accurate as of any other date.

You should rely only on the information contained or incorporated by reference in this information statement. The Company has not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated ____________, 2020.

36